Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Safe-T Group Ltd. of our report dated March 24, 2019 relating to the financial statements, which appears in Safe-T Group Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2018.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
August 29, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited